NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Announces Updated Net Sales and Earnings Guidance for the Full Year 2015

Spartanburg, South Carolina, August 21, 2015...Synalloy Corporation (Nasdaq:SYNL), a growth oriented company that engages in a number of diverse business activities including the production of stainless steel pipe, fiberglass and steel storage tanks and specialty chemicals and the master distribution of seamless carbon pipe and tube, announces updated guidance for full year 2015 (year ending January 2, 2016) expected results, with net sales from continuing operations expected between $182.0 million and $192.0 million, with the midpoint of the range ($187.0 million) representing a decrease of $12.5 million or 6.3% when compared to net sales from continuing operations for the year ended January 3, 2015 of $199.5 million. The Company expects to report full year 2015 net earnings from continuing operations of between $5.5 million and $7.5 million, or $0.64 per share to $0.86 per share, the midpoint of that range ($0.75 per share) representing a 48% decrease when compared to net earnings from continuing operations of $12.6 million, or $1.45 per share for the full year prior year.
The Company’s performance utilizing its two standard non-GAAP financial measures, Adjusted Net Income and Adjusted EBITDA (as defined below), is expected to be as follows:

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The Adjusted Net Income for the full year 2015 is expected to be between $7.2 million and $9.2 million, or $0.83 per share to $1.06 per share, the midpoint of that range ($0.94 per share) representing a 19% decrease when compared to Adjusted Net Income from continuing operations of $10.1 million, or $1.16 per share for the same full prior year.

•
The Adjusted EBITDA for the full year 2015 is expected to be between $19.5 million and $22.5 million, or $2.30 per share to $2.52 per share, the midpoint of that range ($2.41 per share) representing a 5% decrease when compared to Adjusted EBITDA of $22.0 million, or $2.53 per share for the same full prior year.

Outlook
As discussed in our press release on July 27, 2015 which announced our second quarter 2015 results, the two main factors that will affect the Company's outlook for the remainder of 2015 are low nickel and oil prices. We continue to see weakness in these two critical components impacting our second half prognosis. In the four weeks since our second quarter earnings call, nickel prices have declined by 5%, while WTI prices are down by almost 14%.  Also, distribution customers of the Metals Segment continue their destocking strategies, putting downward pressure on prices and volume. In this full year update, we are predicting nickel price declines to impact our results by $5.1 million for the full year, an increase of $1.9 million, if pricing remains flat at current levels. The previously disclosed outlook for a weak second half for our Metals Segment is reflected in the financials presented, with a predicted 27% decline in net sales in the second half of 2015 as compared to first half 2015 actual results. The Specialty Chemicals Segment's net sales projection for the second half is showing the improvement discussed in the July 27, 2015 press release, with an expected 7% improvement in the second half as compared to the first half 2015 actual results. Multiple pending, large volume projects in the Specialty Chemicals Segment could have a major impact during the third and fourth quarters, resulting in better results than those built into the guidance update projections.
Looking at our revised projections for 2015, we are reasonably pleased with the strength of our Adjusted EBITDA performance, particularly in light of the headwinds faced by the Metals Segment.  The pipeline of new products in the Specialty Chemicals Segment is as promising as we have seen in the last several years and should generate above average organic growth for that business unit for the balance of this year and into 2016.  We continue to make excellent progress with the heavy wall pipe shop in Bristol and look for a material contribution from that project in 2016.  We remain confident that the Company is well positioned to continue its trend of increased profitability once the market and customers' buying patterns in the Metals Segment return to more normal activity.
For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.
Forward-Looking Statements
This release includes and incorporates by reference "forward-looking statements" within the meaning of the federal securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; employee relations; ability to maintain workforce by hiring trained employees; labor efficiencies; customer delays or difficulties in the production of products; new fracking regulations; a prolonged decrease in oil and nickel prices; unforeseen delays in completing the integrations of acquisitions; risks associated with mergers, acquisitions, dispositions and other expansion activities; financial stability of our customers; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather an economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings. The Company assumes no obligation to update the information included in this release.
Non-GAAP Financial Information
Statements included in this release include non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures and exclude discontinued operations, inventory gain/(loss) due to changes in nickel prices, lower of cost or market inventory adjustment, Specialty's aged inventory adjustment, stock option / grant costs, acquisition costs, shelf registration costs, Palmer earn-out adjustment, gain on excess death benefit and retention costs from net income. They also utilize a constant effective tax rate to reflect tax neutral results.
Adjusted EBITDA is a non-GAAP measure and excludes discontinued operations, interest expense, change in fair value of interest rate swap, income taxes, depreciation, amortization, inventory gain/(loss) due to changes in nickel prices, lower of cost or market inventory adjustment, Specialty's aged inventory adjustment, stock option / grant costs, acquisition costs, shelf registration costs, Palmer earn-out adjustment, gain on excess death benefit and retention costs from net income.
Management believes that these non-GAAP measures provide additional useful information to allow readers to compare the financial results between periods. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results or financial condition as reported under GAAP.
Contact: Dennis Loughran at (804) 822-3266

SYNALLOY CORPORATION COMPARATIVE ANALYSIS

	SIX MONTHS ENDED		YEAR ENDED
(unaudited)	Jul 4, 2015	Jun 28, 2014	Jan 2, 2016	Jan 3, 2015
	(Actual)	(Actual)	(Guidance Midpoint)	(Actual)

Net sales from continuing operations
Metals Segment	$69,404,000	$69,193,000	$120,000,000	$134,304,000
Specialty Chemicals Segment	32,408,000	33,291,000	67,000,000	65,201,000
	$101,812,000	$102,484,000	$187,000,000	$199,505,000
Operating income from continuing operations
Metals Segment	$5,468,000	$7,159,000	$4,291,000	$13,511,000
Specialty Chemicals Segment	3,026,000	3,357,000	6,578,000	6,130,000
	8,494,000	10,516,000	10,869,000	19,641,000
Unallocated expenses
Corporate	2,269,000	1,961,000	3,667,000	3,292,000
Acquisition costs	445,000	(3,000)	461,000	302,000
Interest expense	657,000	528,000	1,437,000	1,092,000
Change in fair value of interest rate swap	(14,000)	294,000	(14,000)	426,000
Palmer earn-out adjustment	(2,483,000)	(3,476,000)	(2,483,000)	(3,476,000)
Business interruption insurance proceeds	(480,000)	—	(928,000)	—
Other income	(137,000)	(7,000)	(137,000)	—

Net income from continuing operations
before income taxes	8,237,000	11,219,000	8,866,000	18,005,000
Provision for income taxes	2,144,000	3,186,000	2,359,000	5,386,000

Net income from continuing operations	6,093,000	8,033,000	6,507,000	12,619,000
Loss from discontinued operations, net of tax	—	(5,856,000)	—	(7,157,000)

Net income	$6,093,000	$2,177,000	$6,507,000	$5,462,000

Net income per common share from
continuing operations
Basic	$0.70	$0.92	$0.75	$1.45
Diluted	$0.70	$0.92	$0.75	$1.45

Net loss per common share from
discontinued operations	$—	$(0.67)	$—	$(0.82)
Basic	$—	$(0.67)	$—	$(0.82)
Diluted

Weighted average shares outstanding
Basic	8,719,000	8,696,000	8,719,000	8,702,000
Diluted	8,735,000	8,705,000	8,735,000	8,715,000

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

	SIX MONTHS ENDED		YEAR ENDED
(unaudited)	Jul 4, 2015	Jun 28, 2014	Jan 2, 2016	Jan 3, 2015
	(Actual)	(Actual)	(Guidance Midpoint)	(Actual)
Consolidated
Net income from continuing operations	$6,093,000	$8,033,000	$6,507,000	$12,619,000
Adjustments:
Interest expense	657,000	528,000	1,437,000	1,092,000
Change in fair value of interest rate swap	(14,000)	294,000	(14,000)	426,000
Income taxes	2,144,000	3,186,000	2,359,000	5,386,000
Depreciation	2,387,000	1,908,000	4,774,000	3,723,000
Amortization	1,181,000	685,000	2,353,000	1,466,000
Inventory loss from change in nickel prices	3,117,000	697,000	5,075,000	118,000
Lower of cost or market inventory adjustment	172,000	(11,000)	172,000	(11,000)
Aged inventory adjustment	(190,000)	—	(190,000)	—
Acquisition costs	445,000	(3,000)	461,000	302,000
Shelf registration costs	16,000	23,000	16,000	23,000
Palmer earn-out adjustment	(2,483,000)	(3,476,000)	(2,483,000)	(3,476,000)
Gain on excess death benefit	(134,000)	—	(134,000)	—
Stock option / grant costs	271,000	165,000	534,000	363,000
Retention expense	75,000	—	150,000	9,000

Adjusted EBITDA	$13,737,000	$12,029,000	$21,017,000	$22,040,000
% sales	13.5%	11.7%	11.2%	11.0%

Adjusted EBITDA per share, diluted	$1.57	$1.38	$2.41	$2.53

Metals Segment
Net income from continuing operations	$5,468,000	$7,159,000	$4,291,000	$13,511,000
Adjustments:
Depreciation expense	1,542,000	1,385,000	3,082,000	2,692,000
Amortization expense	1,128,000	645,000	2,256,000	1,385,000
Inventory loss from change in nickel prices	3,117,000	697,000	5,076,000	118,000
Lower of cost or market inventory adjustment	172,000	(11,000)	172,000	(11,000)
Aged inventory adjustment	(190,000)	—	(190,000)	—
Stock option / grant costs	63,000	21,000	128,000	49,000
Retention expense	75,000	—	150,000	9,000

Metals Segment Adjusted EBITDA	$11,375,000	$9,896,000	$14,965,000	$17,753,000
% segment sales	16.4%	14.3%	12.5%	13.2%

Specialty Chemicals Segment
Net income	$3,026,000	$3,357,000	$6,578,000	$6,130,000
Adjustments:
Depreciation expense	804,000	479,000	1,608,000	952,000
Amortization expense	11,000	11,000	22,000	22,000
Stock option / grant costs	20,000	19,000	42,000	41,000

Specialty Chemicals Segment Adjusted EBITDA	$3,861,000	$3,866,000	8,250,000	7,145,000
% segment sales	11.9%	11.6%	12.3%	11.0%

Reconciliation of Net Income and Earnings Per Share to
Adjusted Net Income and Adjusted Earnings per Share

	SIX MONTHS ENDED		YEAR ENDED
(unaudited)	Jul 4, 2015	Jun 28, 2014	Jan 2, 2016	Jan 3, 2015
	(Actual)	(Actual)	(Guidance Midpoint)	(Actual)

Income from continuing operations before
taxes, as reported	$8,237,000	$11,219,000	$8,866,000	$18,005,000

Adjustments:
Inventory loss from change in nickel prices	3,117,000	697,000	5,075,000	118,000
Lower of cost or market inventory adjustment	172,000	(11,000)	172,000	(11,000)
Aged inventory adjustment	(190,000)	—	(190,000)	—
Stock option / grant cost	271,000	165,000	534,000	363,000
Acquisition costs	445,000	(3,000)	461,000	302,000
Shelf registration costs	16,000	23,000	16,000	23,000
Palmer earn-out adjustment	(2,483,000)	(3,476,000)	(2,483,000)	(3,476,000)
Gain on excess death benefit	(134,000)	—	(134,000)	—
Retention expense	75,000	—	150,000	9,000

Adjusted income from continuing operations before
income taxes	9,526,000	8,614,000	12,467,000	15,333,000

Provision for income taxes at 34%	3,239,000	2,929,000	4,239,000	5,213,000

Adjusted net income from continuing operations	$6,287,000	$5,685,000	$8,228,000	$10,120,000

Weighted average shares outstanding
Basic	8,719,000	8,696,000	8,719,000	8,702,000
Diluted	8,735,000	8,705,000	8,735,000	8,715,000

Adjusted net income from continuing operations
per common share
Basic	$0.72	$0.65	$0.94	$1.16
Diluted	$0.72	$0.65	$0.94	$1.16